Exhibit 10.10(b)




                            PATENT LICENSE AGREEMENT


         Effective as of the "Effective Date" referred to in Article VII hereof, by and between Edmond B. Cicotte of 11086 Hedgeway, Utica, Michigan 48327, and or assigns, hereinafter referred to as "LICENSOR", and Williams Controls, Inc., a Delaware Corporation, and Proactive Acquisition Corporation, a Michigan Corporation, having a corporate office at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322 , collectively hereinafter referred to as "LICENSEE".


         WITNESSETH:


         WHEREAS LICENSOR is now and has been engaged in developing certain products embodying inventions or designs owned by LICENSOR and has available technical information and know-how relating to the manufacture thereof; and


         WHEREAS LICENSOR owns or controls or may hereinafter own certain patents as identified in Schedule A appended hereto, relating to such products; and


         WHEREAS LICENSOR has in the past granted an exclusive technical assistance and patent license agreement for the Licensed Patents defined herein to Active Tool and Manufacturing Company (hereinafter ACTIVE) on November 1, 1993; and


         WHEREAS ACTIVE seeks to make a sale of said exclusive license agreement along with certain business assets related to Licensed Products defined hereinafter; and


         WHEREAS LICENSEE, as defined herein, has expressed an interest in obtaining said exclusive license agreement but only subject to certain changes as set forth herein; and

             WHEREAS LICENSOR has agreed to act as a consultant and advisor to LICENSEE on matters pertaining to the engineering, design, and manufacture of automotive brake, clutch and/or accelerator pedals and related technology and has this date entered into a written consulting agreement with LICENSEE in this regard; and

         WHEREAS LICENSEE desires to use LICENSOR technical information and know-how and to acquire licenses with respect to current and/or future designs, patents and applications for patents owned or developed by LICENSOR, including those developed in conjunction with said consulting agreement, and LICENSOR is willing to grant the licenses to LICENSEE;


         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

                               General Definitions

         As used herein, the following terms shall have the following meanings:

         Section 1-A The term "Licensed Territory", as used herein, means all the countries of the world.

         Section 1-B The term "Licensed Products", as used herein means all products upon which a claim of any of the Licensed Patents reads and equivalents, with Licensed Patents being defined hereinafter and set forth in Schedule A hereof. Licensed Products include adjustable automotive brake, clutch and/or accelerator pedals and parts therefor and associated adjustable components as claimed in Licensed Patents. Supplemental components, such as a wiring harness, electronic sensors, or an Electronic Control Unit are excluded from "Licensed Products". If LICENSEE and LICENSOR are unable to agree on whether an article sold by LICENSEE is a Licensed Products, then LICENSOR and LICENSEE agree to submit the issue of arbitration in accord with Section 8-F of this Agreement.


         Section 1-C The term "Licensed Year", as used herein, means a period of twelve (12) consecutive months commencing on November 1, 1998 or on any anniversary of said date occurring during the life or term of this agreement.


         Section 1-D The term "Technical Information", as used herein, means all information including, but not limited to, data, know-how, patent applications, and other assistance LICENSEE obtains from LICENSOR that relates to Licensed Products.

         Section 1-E The term "Licensed Patents", as used herein, means all patents and applications for patents in the Licensed Territory which relate to Licensed Products and which are now or hereafter owned by LICENSOR, and patents or applications for patents owned by LICENSEE which, if practiced, would infringe either literally or by equivalents any Licensed Patent owned by LICENSOR, but excluding patents and applications for patents which are removed by LICENSEE or which are not elected by LICENSEE or are removed by LICENSOR under the appropriate provisions of this agreement. The term "Licensed Patents" shall include all patents and applications for patents in the Licensed Territory as set forth in Schedule A hereof.

         Section 1-F The term "Affiliate" means any entity in which LICENSEE has an ownership interest, LICENSEE's parent company, and any companies owned by LICENSEE's parent company.

         Section 1-G The terms "have made" and "having made" mean use by LICENSEE of a third party to fabricate and/or assemble the Licensed Products.


         Section 1-H The term "Confidential Information" as used herein means all information a Receiving Party obtains from a Disclosing Party pertaining to Licensed Products, the Licensed Patents, or the business of LICENSEE, which is identified as Confidential Information by the Disclosing Party.


                                   ARTICLE II

                                 License Granted

         Section 2-A LICENSOR grants and agrees to grant to LICENSEE:

         (a) An exclusive right and license to use the Technical Information for the purpose of making, having made, using and selling Licensed Products and parts therefor in the Licensed Territory;


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

         (b) An exclusive non-transferable right and license to make, having made, use and sell Licensed Products and parts therefor covered by any Licensed Patent in the Licensed Territory.

         Section 2-B No license, either express or implied, is granted by LICENSOR to LICENSEE hereunder with respect to any patent or information except as specifically stated above.

         Section 2-C No license, either express or implied, is granted hereunder to use as a trademark or otherwise any work of LICENSOR used as a designation of origin or any other trademark or trade or product name of LICENSOR, or any word or mark similar thereto.


         Section 2-D LICENSEE may, at its option, indicate that Licensed Products and parts therefor are made under license from LICENSOR by a suitable legend, if the form of such legend and the extent of LICENSEE's use thereof have received prior written approval from LICENSOR. LICENSOR may amend or revoke prior approvals to use such legends at any time during the term of this agreement, and all rights to use such legends shall terminate with this agreement.


         Section 2-E LICENSOR hereby grants the rights to sublicense Licensed Products hereunder providing Sublicensee agrees in writing to comply with all of the provisions of this License Agreement and further providing LICENSOR is given timely notice of such sublicense arrangement and consents, in writing, to such Sublicense. Such consent shall not be unreasonably withheld.


                                   ARTICLE III

                                Patent Provision


         Section 3-A Subject to any United States Government restrictions, LICENSOR shall submit to LICENSEE, within one (1) month of the signing of this agreement or within three (3) months after it is filed, for purposes of the election as set forth below, a copy of each LICENSOR owned United States patent application which is now pending or is hereafter filed by LICENSOR and which relates to: (i) Licensed Products, or (ii) automotive brake, clutch, and/or accelerator pedals, parts therefor and assemblies thereof.

         Section 3-B LICENSEE shall, within ninety (90) days of receiving a copy of a U.S. patent or U.S. patent application submitted under Section 3-A, notify LICENSOR in writing of its election to include in Schedule A such U.S. patent or U.S. patent application submitted under Section 3-A of this Agreement. Upon notification of LICENSOR by LICENSEE of such election, such U.S. patent or U.S. patent application shall automatically be included in Licensed Patents and set forth in Schedule A hereof.

         Section 3-C Where LICENSEE has made an election under Section 3-B to include a Patent or Patent Application in Schedule A, LICENSEE shall further notify LICENSOR not less than one hundred twenty (120) days prior to the first anniversary date of the U.S. filing date of such application, which countries in which LICENSEE elects to file a corresponding patent application. LICENSOR shall file and prosecute such an application, at LICENSEE's expense, which, upon such filing will be automatically included in Licensed Patents as defined in Section 1-E and set forth in Schedule A hereof. LICENSEE agrees to maintain a Twenty-five Thousand Dollar ($25,000.00) trust account with LICENSOR to pay the expenses associated with filing, prosecuting, and maintaining patent applications and patents.

         Section 3-D LICENSEE shall submit to LICENSOR, within sixty (60) days after it filed, a copy of each United States patent application owned by LICENSEE which relates to Licensed Products. So long as the making, having made, using, or selling articles embodying the invention that is covered by the claims of such LICENSEE owned patent infringes literally or by equivalents any Licensed Patent owned by LICENSOR, such LICENSEE owned patent will automatically be included in Licensed Patents as defined in Section 1-E and set forth in Schedule A hereof. Notwithstanding the foregoing however, LICENSOR shall have the right, upon written notice to LICENSEE within sixty (60) after LICENSEE has submitted its patent application LICENSOR, to exclude such application from Schedule A hereof. This Agreement does not transfer any ownership interest in any LICENSEE owned patent or patent application from LICENSEE to LICENSOR.

         Section 3-E LICENSEE may remove any Licensed Patent from this agreement by giving LICENSOR written notice of its desire to do so, removal of such Licensed Patent to become effective ninety (90) days from the date of such notice.

         Section 3-F LICENSEE shall have no rights hereunder with respect to any LICENSOR owned patent application or patent which it either (1) has failed to elect, or (2) has removed from this agreement, in accordance with the provisions of this Agreement. LICENSEE shall be deemed to have relinquished all rights hereunder to make, have made, use or sell Licensed Products covered by a LICENSOR owned patent application or patent in a particular country where such LICENSOR owned patent application or patent has been non-elected or removed by LICENSEE.

         Section 3-G In the event that LICENSEE elects to include such patent application or patent in Schedule A hereof, LICENSEE shall bear the reasonable costs incurred in the filing, prosecution and maintenance of such patent application and the patent issuing thereon in the Licensed Territory, including the United States, and shall reimburse such party who files, prosecutes and maintains the application or the patent issuing thereon. LICENSOR agrees to consult with LICENSEE regarding continued prosecution of any pending patent application. In the event that LICENSEE elects to remove any Licensed Patent from this agreement as provided in Section 3-E or elects to no longer bear the costs incident to the maintenance as provided in Section 3-K, LICENSEE shall bear the ordinary and necessary costs incurred as provided in this section for ninety (90) days from the date of such notice to LICENSOR.


         Section 3-H LICENSEE shall place appropriate patent notices on all Licensed Products which incorporate any invention covered by any Licensed Patent.


         Section 3-I Upon mutual written consent by LICENSOR and LICENSEE, LICENSEE shall be entitled to commence infringement proceedings against third parties who are engaged in activities infringing the Licensed Patents. Such proceedings shall be promptly brought after such mutual written consent and be vigorously and diligently prosecuted by LICENSEE in the Licensed Territory. LICENSEE shall have the right to include LICENSOR as a party to such proceedings where necessary for the conduct thereof. Subject to the limitation in the following sentence concerning LICENSOR's attorney fees, all expenses including attorney fees arising out of any mutually consented to infringement proceedings initiated hereunder shall be borne by LICENSEE . Solely with respect to issues where the interests of LICENSEE and LICENSOR are at a conflict in such infringement litigation, LICENSOR may obtain independent counsel at LICENSEE's expense, providing LICENSOR first seeks and obtains LICENSEE's written consent, which consent shall not be unreasonably withheld. LICENSOR shall render to LICENSEE at sixty (60) day intervals during the period of such proceedings or the preparation thereof an account of the expenses associated therewith. LICENSEE shall have complete control over the conduct and settlement of such infringement proceedings, providing legal counsel for LICENSEE timely consults with legal counsel for LICENSOR regarding strategic or settlement decisions during such proceedings. LICENSEE shall first obtain LICENSOR's written consent to any settlement which includes any economic benefits or concessions granted from the opposing party to LICENSEE coupled with an effective royalty rate equal to what LICENSEE would be obligated to pay LICENSOR under Section 5-A(4) hereof had LICENSEE rather than the opposing party made the opposing party's accused infringing sales. Any settlement or damage award which may be collected shall be first used to (1) reimburse LICENSEE and LICENSOR for the expenses incurred by them with respect to such infringement proceedings, then (2) to satisfy the royalty requirements as set forth in Article V, Section 5-A(4), then (3) to pay LICENSEE the normal incremental profit it would have earned on the opposing party's infringing sales had LICENSEE made such sales, and then (4) any balance then remaining shall be divided equally between LICENSEE and LICENSOR. "Incremental profit" shall be computed by subtracting from LICENSEE's average selling price for comparable products only its direct material and labor costs.

         In the event LICENSEE and LICENSOR do not consent within a reasonable time, in writing, to initiate an infringement proceeding, the party who has failed to receive consent from the other party shall have the option to initiate and control such infringement proceedings. The lawsuit-initiating party shall have the right to join the other party, if necessary, which other party shall fully cooperate at no out-of-pocket expense to itself other than the cost of its own attorney if it elects to retain one. Any award as a result of settlement and/or disposition of such action shall be granted solely to the lawsuit-initiating party.

         Section 3-J LICENSOR represents that he is the true and sole inventor of the LICENSOR owned Licensed Patents licensed hereunder. LICENSOR does not make any representation to LICENSEE regarding the scope of enforceability of the Licensed Patents, and does not warrant that any Licensed Products manufactured or sold under this agreement will not infringe patents of others. LICENSEE hereby acknowledges that at the advice of counsel for ACTIVE he has been provided with certain disclosure relevant to a past ownership and/or inventorship issue related to a prior consulting arrangement and associated civil lawsuit filed in the Circuit Court for the County of Wayne, Michigan, Case No. 95-501324-CK, and based upon such disclosure LICENSEE agrees to defend and hold harmless LICENSOR with regard to any litigation concerning said prior consulting arrangement related to inventorship and/or ownership of said Licensed Patents. LICENSEE further agrees to consult LICENSOR regarding strategic decisions concerning such litigation. In the event LICENSEE fails to defend LICENSOR regarding such inventorship and/or ownership litigation this license agreement shall be terminated forthwith. LICENSEE shall not have any settlement thereof or other disposition effecting the validity or ownership of Licensed Products without the written consent of LICENSOR.


         Section 3-K LICENSEE may, at any time and from time to time during the term of this agreement, give ninety (90) days notice, in writing, to the LICENSOR that it no longer desires to bear the costs incident to the maintenance of any one or more of the LICENSOR Owned Licensed Patents or patent applications licensed, and upon expiration of such ninety (90) days, all rights of LICENSEE in the invention or inventions claimed in such LICENSOR owned patent applications or patents, shall terminate.

         Section 3-L In the event that LICENSEE shall have no rights hereunder due to non-election under Section 3-B or 3-C, or elections under Section 3-E or 3-K of this Article, LICENSOR shall have all rights to prosecute and/or maintain such LICENSOR owned patent applications and/or patent(s) on his own account.



                                   ARTICLE IV

                              Technical Information


         Section 4-A LICENSEE shall be entitled to receive data, know-how, and other assistance as set forth with respect to any designs or models of Licensed Products originated by LICENSOR.

         Section 4-B LICENSOR will keep LICENSEE generally informed concerning the origination by LICENSOR of new or improved standard designs or models of Licensed Products. If LICENSEE requests in writing that any such design or model be included in this Agreement, LICENSOR may at its option include it therein, such inclusion to be effective as of the date of LICENSOR's written acceptance of LICENSEE's request.


         Section 4-C Any Confidential Information disclosed to the Receiving Party by the Disclosing Party is supplied in confidence solely for the use of the Receiving Party under this agreement and remains the property of the Disclosing Party. The Receiving Party agrees: (a) not to use or permit use of any Confidential Information except in accordance with this Agreement; (b) not to disclose any Confidential Information to others; and (c) not to use or permit use of any Confidential Information after termination of this agreement except information which is in the public domain through no fault of the Receiving Party


         Section 4-D LICENSEE shall select an employee who shall act as its technical correspondent in receiving data and know-how from LICENSOR, and in making arrangements with LICENSOR for other assistance called for by this agreement. LICENSEE shall promptly indicate to LICENSOR in writing the name of its technical correspondent, but shall have the right at any time to substitute another of its employees as technical correspondent by giving writing notification of the change.

         Section 4-E LICENSOR shall be responsible for providing information, to the extent it is available in LICENSOR, in answer to reasonable technical inquiries received from LICENSEE's technical correspondent relating to Licensed Products and shall provide to the extent requested copies of pertinent technical data theretofore documented by LICENSOR, including to the extent applicable assembly and detail drawings, parts lists, test reports and other technical reports, operation and maintenance manuals, written information relating to manufacturing processes and apparatus, lists of ingredients and their proportions in compositions of matter, and written information pertaining to quality control.

         Section 4-F Subject to any United States Government restrictions, LICENSOR shall arrange for visits of LICENSEE's representatives, to the extent they do not unduly interfere with the normal business of LICENSOR, at mutually agreeable times and upon reasonable advance notice to the facilities of LICENSOR for the purpose of obtaining assistance relating to the Licensed Products and their manufacture.

         Section  4-G  Visits  by  LICENSOR's   representatives   to  LICENSEE's
factories and laboratories for the purpose of providing assistance shall be subject to mutually acceptable arrangements as to their timing.

         Section 4-H If approval by any government is required in order to render this agreement fully effective, LICENSOR shall not be obligated to furnish any Technical Information hereunder until such approval has been obtained and evidence thereof has been supplied to LICENSOR. Currently, LICENSOR is not aware of a requirement for any such government approval.

         Section 4-I LICENSEE shall upon written request promptly reimburse LICENSOR for any costs, including material costs, incurred by LICENSOR in providing Technical Information to LICENSEE, providing LICENSOR obtains LICENSEE's prior written approval of such costs.

         Section 4-J LICENSOR will use its best efforts to provide LICENSEE with accurate Technical Information, but LICENSOR does not make any warranty and shall have no liability with respect to the Technical Information or the use thereof; nor does LICENSOR assume any responsibility or make any warranty with respect to Licensed Products, or parts thereof, manufactured, sold or used under this agreement. LICENSEE shall defend and hold LICENSOR harmless from any liability arising from Licensed Products or parts therefor, manufactured, sold or used under this agreement.

         Section 4-K Technical Information is supplied in confidence solely for the use of LICENSEE under this agreement and remains the property of LICENSOR. After termination of this agreement, LICENSEE shall, if LICENSOR requests in writing, promptly return to LICENSOR, or its designee, all documented Technical Information (including copies). LICENSEE agrees (a) not to use or permit use of any Technical Information except in accordance with the licenses herein granted;
(b) not to disclose any Technical Information to others except to the extent such disclosure is absolutely necessary to LICENSEE's operation under this agreement and only then if such disclosure is subject to the same limitations on the recipient as on LICENSEE; and (c) not to use or permit use of any Technical Information after termination of this agreement except information which is in the public domain through no fault of LICENSEE, or is independently developed by LICENSEE without reference to the Technical Information. Notwithstanding anything to the contrary in this agreement however, LICENSEE may, with written notice to LICENSOR, disclose such Confidential and Technical Information on a need to know basis to its customers if required to do so by a customer, where such customer is not willing to enter into an agreement with LICENSEE respecting the confidentiality of such information.

         Section 4-L Promptly after the execution of this agreement, LICENSOR shall consult with LICENSEE to transfer to LICENSEE any Technical Information possessed by LICENSOR that relates to the Licensed Products. Thereafter, LICENSOR shall provide LICENSEE with continuing technical assistance and consulting services related to the Licensed Products. So long as this agreement remains in effect, LICENSOR shall not with respect to the subject matter of the Licensed Patents: (1) provide technical assistance or consulting services to any third parties, or (2) compete with LICENSEE, either directly or indirectly except concerning Licensed Product removed or not elected by LICENSEE as stated in Section 3-G.




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

                                    ARTICLE V

                                  Compensation


         Section 5-A LINCENSEE shall pay to LICENSOR the following nonrefundable amounts:

1. An initial down payment of Six Hundred Thousand Dollars ($600,000.00) payable upon execution of this agreement and an agreement between LICENSEE and ACTIVE.


2. A Minimum Royalty of One Million One Hundred Forty Thousand Dollars ($1,140,000.00) payable in twelve Annual Minimum Royalty Payments of Ninety-five Thousand Dollars ($95,000) to be paid within thirty (30) days of the beginning of each Licensed Year beginning with the Licensed Year starting
                  November 1, 1998 and the twelfth Payment being made within thirty (30) days of November 1, 2009. LICENSOR hereby acknowledges receipt of the Annual Minimum Royalty Payment for the Licensed Year starting November 1, 1998 prior to execution of this Agreement.

3. Continuing Minimum Annual Royalty Payments of Ninety-five Thousand Dollars ($95,000.00) payable beginning with the Licensed Year starting November 1, 2010, as long as at least one unexpired patent remains on Schedule A.

4. An Earned Royalty of three (3%) percent of LICENSEE'S Net Receipts from all sales of Licensed Products for each Licensed Year covered by any Licensed Patent minus any Minimum Royalties paid during such Licensed Year and also minus previous Minimum Royalties paid for which no credit was received in previous years. The Earned Royalty for each Licensed Year is to be paid within forty-five (45) days after the end of the Licensed Year.

5. In the event this Agreement is terminated, no portion of the Minimum Royalty, or of any Continuing Minimum Annual Royalty for that License Year in which such termination becomes effective will be refunded to LICENSEE. LICENSEE shall pay to LICENSOR the above-stated minimum royalties irrespective of LICENSEE'S ability to accomplish sales of Licensed Products.

         Section 5-B The term "Net Receipts", as used herein, means all payments received by LICENSEE from all sales of Licensed Products; provided, however, that with respect to Licensed Products which are (a) sold by LICENSEE to any customer having a special relationship with or enjoying a favored position for dealing with LICENSEE as a result of which payments received by LICENSEE are less than the payments received from ordinary customers, (b) sold by LICENSEE for other than monetary payments, or (c) used rather than sold by LICENSEE, the term "Net Receipts" means the most recent monetary payments received by LICENSEE for such Licensed Products and parts therefor from ordinary customers. Net Receipts must include all payments received for sales commissions and normal packaging. Net Receipts may exclude separately billed payments for transportation from LICENSEE'S place of business to the customer's destination, for replacement of defective Licensed Products under warranty provisions, for excise and sales taxes, and for extra packaging charges caused by special customer requests.




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

         Section 5-C Each earned royalty payment due hereunder will be made during the month following the Licensed Year covered thereby and will be accompanied by a report showing for such Licensed Year: (a) a list of all separately identifiable types (i.e., by model numbers or equivalent) of Licensed Products sold or otherwise utilized, (b) the quantity of such Licensed Products of each type, (c) the Net Receipts from Licensed Products of each type, (d) the quantities of, and Gross Receipts for, parts sold or otherwise utilized, identified by the Licensed Products types for which supplied, and (e) the derivation of the amount payable to LICENSOR from the foregoing information.

         Section 5-D LICENSEE shall pay interest to LICENSOR at a rate of two percent (2%) over the prime per annum interest rate as set by Comerica Bank on any and all amounts that are at any time overdue and payable to LICENSOR under this agreement, such interest being calculated on each such overdue amount from the date when such amount became due to the date of actual payment thereof. The payment of such interest shall not replace any of LICENSOR'S other rights under this agreement resulting from LICENSEE'S default by failure to pay any amounts due hereunder.

         Section 5-E All amounts payable to LICENSOR under this agreement are to be paid in U.S. Dollars.

         Section 5-F LICENSEE shall at all times during the life of this agreement and for one year after termination accumulate accurate and up-to-date records which will contain the complete data from which amounts due to LICENSOR under this agreement can be readily calculated, shall preserve and permit examination of such records by LICENSOR'S representatives at reasonable intervals and under reasonable conditions during the life of this agreement and for three (3) years thereafter, and shall supply to LICENSOR'S representatives upon request all information useful in making a proper audit and verification of LICENSEE'S performance of its obligations under this agreement. If an audit determines that any accounting or royalties paid to LICENSOR is less than 97% of the royalties due to LICENSOR, then LICENSEE shall bear the entire cost of said audit and make payments forthwith to LICENSOR of any shortage based on the actual number of Licensed Products sold.


                                   ARTICLE VI

                            Duration and Legal Effect

         Section 6-A This  agreement is effective as of the date  established by
Section 7 of this Agreement and, unless sooner terminated under the provisions below, will continue in effect for the life of the Licensed Patents set forth in Schedule A hereof, subject to the termination provisions set forth herein.

         Section 6-B If either party defaults for any reason in any of its obligations hereunder, the other party will have the right to terminate this agreement by giving written notice of termination at least sixty (60) days prior to the effective date of such termination, such notice specifying the default; provided, however, that such notice will be of no effect and termination will not occur if the specified default is remedied prior to said effective date of termination.

         Section 6-C LICENSOR may terminate this agreement forthwith in the event of the bankruptcy or insolvency of LICENSEE or any part of LICENSEE, an assignment for the benefit of creditors of LICENSEE or any part of LICENSEE, the nationalization of the industry which encompasses any of the Licensed Products, or any suspension of payments hereunder by governmental regulation. Such termination shall be without prejudice to any other rights or claims LICENSOR may have against LICENSEE. LICENSOR's ability to terminate this agreement due to nationalization, or to the suspension of payments hereunder by government regulations shall be limited to terminating this agreement in the country in which such event occurs.

         Section 6-D During the period of one year after termination of this agreement, LICENSEE may, subject to its earned royalty payment and reporting obligations set forth above, dispose of Licensed Products, and parts therefor, which it has on hand prior to termination.


         Section 6-E This agreement may not be assigned or otherwise transferred by LICENSEE to anyone without the prior written consent of LICENSOR. Notwithstanding the aforesaid, LICENSEE may upon LICENSOR'S written consent assign this agreement to a successor of LICENSEE of all of the business of LICENSEE providing such successor agrees in writing to assume all of the obligations of LICENSEE hereunder. Such consents shall not be unreasonably withheld. LICENSOR may assign this agreement, subject only to the limitation that LICENSOR's obligations under Article III and under Article VIII, Section 8-C hereof are personal to LICENSOR, and shall survive any assignment of this agreement by LICENSOR.



                                   ARTICLE VII

                         Contingency and Effective Date

         This Agreement is contingent upon LICENSEE and Active executing an agreement relating to the Licensed Products ("Active Agreement") and shall be effective on the Effective Date of the ACTIVE Agreement.


                                  ARTICLE VIII

                            Miscellaneous Provisions

         Section 8-A Failure of either party to insist upon the strict performance of any provisions hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by either party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of either party shall be cumulative.

         Section 8-B LICENSEE shall bear all development costs, sales costs and related expenses in connection with the commercialization of Licensed Products. LICENSEE shall endeavor in every reasonable and proper way and to the best of its ability to use its best efforts to further sales of Licensed Products with the aim of achieving a good exploitation of Licensed Products in the Licensed Territory.

         Section 8-C In the event of any actual or threatened infringement suit against LICENSEE or its customers which would affect the manufacture, use or sale of Licensed Products, LICENSEE shall promptly give written notice thereof to LICENSOR, and LICENSOR will make himself available to testify by deposition or at trial as well as to provide to LICENSEE free of charge any information in its possession which LICENSOR believes will assist LICENSEE in defending or otherwise dealing with such suit. LICENSEE shall vigorously and diligently defend such suit with appropriate consultation with LICENSOR regarding strategic issues. LICENSEE shall not have any settlement thereof or other disposition affecting the validity or ownership of Licensor owned Licensed Patents without the written consent of LICENSOR.

         Section 8-D LICENSOR does not assume any responsibility or make any warranty with respect to Licensed Products, or parts therefor, manufactured, sold or used under this agreement, nor does LICENSOR assume any responsibility for any representations or warranties made by the LICENSEE with respect to Licensed Products, whether express or implied. LICENSEE shall hold LICENSOR harmless from any liability arising from Licensed Products, or parts therefor, manufactured, sold or used under this agreement.

         Section 8-E Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when mailed postpaid first class registered mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective as of the date it is deposited in the mail. The record address of LICENSOR for this purpose is:


                           Edmond B. Cicotte
                           Cicotte Consultants, Inc.
                           11086 Hedgeway
                           Utica, Michigan 48317


and the record address of LICENSEE is:


                           Chief Financial Officer
                           Williams Controls Industries, Inc.
                           14100 SW 72nd Avenue
                           Portland, OR 97224


Either party may, at any time, substitute for its previous record address any other address by giving written notice of the substitution.

         Section 8-F The rights and obligations of the parties hereto under this agreement shall be subject to all applicable laws, orders, regulations, directions, restrictions and limitations of the Governments having jurisdiction of the parties hereto. In the event, however, that any such law, order, regulation, direction, restriction, limitation or construction thereof shall substantially alter the relationship between the parties under this agreement or the advantages derived from such relationship, the adversely affected party may request the other party hereto to modify this agreement, and if, within ninety
(90) days subsequent to the making of such a request, the parties hereto are unable to agree upon mutually satisfactory modifications hereof, then the adversely affected party may submit such issue to arbitration under the rules and regulations of the American Arbitration Association upon appropriate notice to the other party. Each party shall pay its own arbitration costs, including attorney fees, and the parties agree to abide by the decision of the arbitration. Any decision by the arbitrators shall be enforceable in any Court of competent jurisdiction.

         Section 8-G This agreement contains all of the terms and conditions agreed upon by LICENSOR and LICENSEE regarding the specific subject matter hereof; and this agreement may be modified only by an instrument in writing executed by LICENSOR and LICENSEE by its duly authorized officers.

         LICENSEES and LICENSOR have caused this agreement to be executed, in triplicate, by its duly authorized officers and the date and at the places indicated below.





                                                     PROACTIVE ACQUISITION, Inc.
                                                     WILLIAMS CONTROLS, INC.




Attest:                                              By:________________________
                                                                Name:

                                                     Its:_______________________


__________________________________
Title                                                Dated:_____________________

(seal)                                               At:________________________
                                                        (City, State and County)

                                                     EDMOND B. CICOTTE


Attest:                                              By:________________________


__________________________________
Title                                                Dated:_____________________

(seal)                                               At:________________________
                                                        (City, State and County)

                                   SCHEDULE A

                                Licensed Patents



Patents Entitled:  Adjustable Automotive Pedal System

U.S. Patent No. 5,351,573, Issued October 4, 1994

U.S. Patent No. 5,771,752, Issued on June 30, 1998

U.S. Patent No. 5,823,064, Issued October 20, 1998

Australia Patent No. 661725, Issued November 21, 1995

Australia Patent No. 685315, Issued April 30, 1998

Brazil Patent No. 9206597 Granted June 23, 1998

Brazil Patent Application No. 9508605A Published November 25, 1997

Canada Patent Application No. 2,119,237, Published April 15, 1993

Canada Patent Application No. 2,197,760 Published February 22, 1996

Czech Republic Patent No. 283392B6 Issued April 15, 1998

Czech Republic Patent Application No. CZ9700464A3 (PV464197) Published January 14, 1998

European Patent Application No. EP607281A4 (92921592.9) Published July 27, 1994

European Patent Application No. EP776497A4 (95928282.3) Published June 4, 1997

Georgia Patent Application No. 553/01 filed December 30, 1994

Georgia Patent Application No. 1576/01 filed February 6, 1997

Hungary Patent Application No. HUT69854A2 (P9400976) Examined September 28, 1995

Hungary Patent Application No. HUT77426A2 (P9701677) Examined April 28, 1998

Japan Patent Application No. JP6507035T2 (506,976) Published August 4, 1994

Japan Patent Application No. JP10506730T2 (507,403) Published June 30, 1998

Mexico Patent No. 180,663 Issued January 18, 1996

Mexico Patent Application No. 953516, filed August 15, 1995

Poland Patent No. 168510 Published February 29, 1996

Poland Patent Application No. 319789 Published September 1, 1997

Russian Federation Patent Application No. 94045823.0 filed April 6, 1994

Russian Federation Patent Application No. 97103946 filed March 14, 1997

Ukrainian Patent Application No. 94005483 filed April 6, 1994

Ukrainian Patent Application No. 97031162 filed March 14, 1997






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